UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2026

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Smith Street	Houston	TX	77002
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (832) 854-1000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 25, 2026, the Board of Directors (the “Board”) of Chevron Corporation (“Chevron”) approved and adopted amended and restated By-Laws of Chevron (the “By-Laws”), effective March 25, 2026. The amendments specify that the non-employee Directors (rather than the independent Directors) elect the Chairman each year and, when applicable, the Lead Director (Article I, Section 3), and may elect a Vice Chairman (Article I, Section 4).
Following the acquisition of Hess Corporation by Chevron, the Board now includes a non-employee Director — John Hess — who does not meet the definition of “independent director” set by the New York Stock Exchange (the “NYSE”) due to certain transactions relating to the acquisition that are not material to either Chevron or Mr. Hess. While maintaining compliance with the NYSE requirements, the Board recently amended the By-Laws and other governance documents to permit Mr. Hess to otherwise fully perform his fiduciary duty to participate in all aspects of Board service at Chevron by providing that certain Board activities be performed by “non-employee” directors. The Board has determined that it is beneficial to Chevron to have Mr. Hess participate in these activities.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.2	By-Laws of Chevron Corporation, as amended and restated March 25, 2026.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2026

CHEVRON CORPORATION
By:	/s/ Christine L. Cavallo
Christine L. Cavallo
Assistant Secretary